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             Exhibit 99-5 Revised Computation of Earnings per share

                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES

                        Computation of Earnings Per Share

Amounts in millions except per share amounts

                                                                                 Years Ended June 30
                                                              ---------------------------------------------------------
                                                                2005         2004        2003       2002        2001
                                                              ---------   ---------   ---------   ---------   ---------
BASIC NET EARNINGS PER SHARE
Net earnings                                                  $   6,923   $   6,156   $   4,788   $   3,910   $   2,612
Preferred dividends, net of tax benefit                             136         131         125         124         121
                                                              ---------   ---------   ---------   ---------   ---------

Net earnings available to common shareholders                 $   6,787   $   6,025   $   4,663   $   3,786   $   2,491
                                                              =========   =========   =========   =========   =========

Basic weighted average common shares outstanding                2,515.6     2,580.1     2,593.2     2,594.8     2,600.7
                                                              =========   =========   =========   =========   =========

Basic net earnings per common share                           $    2.70   $    2.34   $    1.80   $    1.46   $    0.96
                                                              =========   =========   =========   =========   =========

DILUTED NET EARNINGS PER SHARE
Net earnings                                                  $   6,923   $   6,156   $   4,788   $   3,910   $   2,612

Deduct preferred dividend impact on funding of ESOP                   1           4           9          12          15
                                                              ---------   ---------   ---------   ---------   ---------

Diluted net earnings                                          $   6,922   $   6,152   $   4,779   $   3,898   $   2,597
                                                              =========   =========   =========   =========   =========

Basic weighted average common shares
    outstanding                                                 2,515.6     2,580.1     2,593.2     2,594.8     2,600.7
Add potential effect of:
    Conversion of preferred shares                                158.3       164.0       170.2       177.6       183.8
    Exercise of stock options and other
    unvested equity awards                                         63.2        55.3        40.3        38.5        26.6
                                                              ---------   ---------   ---------   ---------   ---------

Diluted weighted average common shares outstanding              2,737.1     2,799.4     2,803.7     2,810.9     2,811.1
                                                              =========   =========   =========   =========   =========

Diluted net earnings per common share                         $    2.53   $    2.20   $    1.70   $    1.39   $    0.92
                                                              =========   =========   =========   =========   =========

(1) Despite being included currently in diluted net earnings per common share, the actual conversion to common stock occurs pursuant to the repayment of the ESOP debt through 2021.

(2) Approximately 1 million in 2005, 38 million in 2004 and 66 million in 2003 of the Company's outstanding stock options were not included in the diluted net earnings per share calculation because to do so would have been antidilutive (i.e., the exercise price exceeded market value).

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